UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Merger Update: Joint Merger Proxy Statement Re-Filed” posted on the Merck & Co., Inc. (“Merck”) internal website on June 16, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on June 16

Merger Update: Joint Merger Proxy Statement Re-Filed

In another key milestone for Merck and Schering-Plough's planned merger, the two companies re-filed the joint merger proxy statement, or S-4, with the U.S. Securities and Exchange Commission (SEC). The S-4 can be updated periodically based on new facts or due to consultation with the SEC. Among other things, today's updated filing includes information about the two special meetings the companies will hold later this summer for shareholders to vote on the proposed merger. The joint merger proxy statement is still under review by the SEC.

Q&A on the Special Meetings

Merck and Schering-Plough will each hold separate special shareholder meetings on Aug. 7. The Merck special meeting is scheduled to be held at 8:30 a.m. (U.S., ET) in Bridgewater, N.J. Schering-Plough will hold its meeting at 1:30 p.m. (U.S.,ET) in Boston. For more information, view the proxy materials submitted today.

Q: Who is entitled to vote at the Merck and Schering-Plough special meetings?

A: The boards of directors of each of Merck and Schering-Plough has fixed June 22, 2009, as the record date for its respective special meeting. If you were a Merck or Schering-Plough shareholder at the close of business on the record date, you are entitled to vote your Merck or Schering-Plough shares at your company’s special meeting.

Q: What vote is required to approve the merger agreement?

A: As long as a quorum is present at the companies’ respective special meetings, the affirmative vote of a majority of the votes cast at the special meeting is required for each of Merck and Schering-Plough to approve the merger agreement. Moreover, in the case of Schering-Plough, the rules of the New York Stock Exchange require that holders of at least a majority of the outstanding shares of Schering-Plough common stock actually cast votes on the proposal to approve the merger agreement (whether for or against the proposal).

Q: What constitutes a quorum?

A: Shareholders who hold at least a majority of the outstanding shares of Merck common stock as of the close of business on the record date and who are entitled to vote must be present, either in person or represented by proxy, in order to constitute a quorum to conduct business at the Merck special meeting.

Shareholders who hold at least a majority of the outstanding shares of Schering-Plough common stock as of the close of business on the record date and who are entitled to vote must be present, either in person or represented by proxy, in order to constitute a quorum to conduct business at the Schering-Plough special meeting.

Q: When do you expect the merger to be completed?

A: Schering-Plough and Merck are working to complete the merger in the fourth quarter of 2009. However, the merger is subject to various regulatory approvals and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the respective Schering-Plough and Merck special meetings and the completion of the merger. Schering-Plough and Merck hope to complete the merger as soon as reasonably practicable.

For more information, view the proxy materials submitted today, or visit the Building a New Merck Information Center.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the preliminary proxy statement filed by Merck on June 16, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a preliminary joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and preliminary joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and preliminary joint proxy statement, filed with the SEC on June 16, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and preliminary joint proxy statement filed with the SEC in connection with the proposed transaction.